Exhibit 4.13

TEKMIRA PHARMACEUTICALS CORPORATION

SHARE OPTION PLAN

ARTICLE 1

PURPOSE AND INTERPRETATION

Purpose

1.1 The purpose of the plan will be to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of Common Shares of the Company.

Definitions

1.2 In the Plan

Associate has the meaning assigned by the Securities Act;

Blackout Period means the period during which the relevant Optionee is prohibited from exercising an Option due to trading restrictions imposed by the Company in accordance with its securities trading policies governing trades by Directors, Officers and Employees in the Company’s securities;

Board means the board of directors of the Company;

Change of Control means the acquisition by any person or by any person and its joint actors (as such term is defined in the Securities Act), whether directly or indirectly, of voting securities (as such term is defined in the Securities Act) of the Company which, when added to all other voting securities of the Company at the time held by such person and its joint actors, totals for the first time not less than 35% of the outstanding voting securities of the Company;

Code means the U.S. Internal Revenue Code of 1986, as amended;

Code Stock Option means an Option to purchase Common Shares with the intention that such Option qualify as an “incentive stock option” as that term is defined in Section 422 of the Code;

Common Shares means common shares without par value in the capital of the Company;

Company means Tekmira Pharmaceuticals Corporation;

Director means a director of the Company or any of its subsidiaries;

Employee means an individual who is an employee of the Company or of a subsidiary of the Company;

Expiry Date means the day on which an Option lapses as specified in the Option Commitment therefor;

Insider means

(a)	an insider as defined in the Securities Act, other than a person who fits within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company, and

(b)	an Associate of any person who is an insider by virtue of §(a);

Officer means an individual who is an officer of the Company;

Option means the right to purchase Common Shares granted hereunder to a Service Provider;

Option Commitment means the notice of grant of an Option delivered by the Company hereunder to a Service Provider and substantially in the form of Schedule “B” or “C” hereto;

Option Effective Date for an Option means the date of grant thereof;

Optioned Shares means Common Shares subject to an Option;

Optionee means an individual to whom an Option is granted by the Company under the Plan;

Outstanding Issue means the number of Common Shares outstanding on a non-diluted basis, excluding shares issued pursuant to share compensation arrangements over the preceding one-year period;

Plan means the Share Option Plan, the terms of which are set out herein;

Regulatory Approval means the approval of the Toronto Stock Exchange and any other securities regulatory agency that may have jurisdiction in the circumstances;

Reserved for Issuance refers to Common Shares that may be issued in the future upon the exercise of stock options which have been granted;

Retired means

(a)	with respect to an Officer or Employee, the retirement of the Officer or Employee within the meaning of the Canada Pension Plan, after attainment of age 65, and

(b)	with respect to a Director, cessation of office as a Director, other than by reason of death, after attainment of age 70;

Securities Act means the Securities Act, R.S.B.C. 1996, c. 418, as amended from time to time;

Service Provider means

(a)	an employee, officer, or director of the Company or of any of its subsidiaries, and

(b)	subject to compliance with applicable securities laws, any other person or company engaged to provide directly or indirectly ongoing management consulting and other research or collaboration services to the Company or any of its subsidiaries;

Share Compensation Arrangement means the Plan described herein and any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guaranty or otherwise;

Subscription Price means the amount payable per Common Share on the exercise of an Option, as determined in accordance with §3.1;

Subsidiary means subsidiary as determined under the Business Corporations Act (British Columbia);

Take Over Bid has the meaning assigned to that term in the Securities Act but excludes an exempt take over bid as determined under the Securities Act.

ARTICLE 2

SHARE OPTION PLAN

Establishment of Share Option Plan

2.1 There is hereby established a Share Option Plan to recognize contributions made by Service Providers and to create an incentive for their continuing relationship with the Company and its subsidiaries. Those share options or other share compensation granted by the Company prior to the adoption of this Plan are not included hereunder or affected hereby.

Eligibility

2.2 Options may be granted hereunder to all Service Providers.

Incorporation of Terms of Share Option Plan

2.3 Subject to specific variations approved by the Board, all terms and conditions set out herein will be incorporated into and form part of an Option granted hereunder.

Maximum Shares Reserved

2.4 The maximum aggregate number of Common Shares that are Reserved for Issuance under the Plan is 6,846,276 Common Shares.

2.5 In no event may the number of Common Shares Reserved for Issuance to any one person pursuant to an Option exceed 5% of the Outstanding Issue.

2.6 The maximum aggregate number of Common Shares that, under all Share Compensation Arrangements,

(a)	may be Reserved for Issuance to Insiders of the Company, may not exceed 10% of the Outstanding Issue at that time,

(b)	may be issued to Insiders within a one-year period, may not exceed 10% of the Outstanding Issue at that time,

(c)	may be issued to any one Insider and his or her Associates within a one-year period, may not exceed 5% of the Outstanding Issue, and

(d)	may be Reserved for Issuance to non-employee Directors, may not exceed 2% of the Outstanding Issue at that time.

2.7 For the purposes of §2.6,

(a)	Common Shares issuable to an Insider pursuant to a stock option or other entitlement that was granted before the person became an Insider will be excluded in determining the number of Common Shares issuable to Insiders, and

(b)	Common Shares issuable to a Director pursuant to a stock option or other entitlement that was granted

(i)	before the person became a Director, or

(ii)	while the Director was also an Officer,

will be excluded in determining the number of Common Shares issuable to Directors.

Shares Not Acquired

2.8 Any Common Shares not acquired under an Option granted under the Plan which has expired or been cancelled or terminated may be made the subject of a further Option pursuant to the provisions of the Plan.

Powers of the Board

2.9 The Board will be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder. Without limiting the generality of the foregoing, the Board has the power to

(a)	allot Common Shares for issuance in connection with Options granted under the Plan,

(b)	grant Options hereunder,

(c)	subject to §§4.5, 4.6 and 4.7 and subject to Regulatory Approval or any shareholder approval required under law, amend, suspend, terminate or discontinue the Plan, or revoke or alter any action taken in connection therewith, except that no amendment or suspension of the Plan will, without the written consent of the affected Optionees, alter or impair any Option granted under the Plan, and

(d)	delegate all or such portion of its powers hereunder as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorized so to do.

Adjustments

2.10 The number of Common Shares subject to an Option will be subject to adjustment in the events and in the manner following:

(a)	in the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, combination, issuance of warrants or other rights to purchase Common Shares or other securities of the Company to all holders of common shares pro rata whether as a dividend or otherwise or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board will, in such manner as it may deem equitable, adjust any or all of:

(i)	the number and type of Common Shares (or other securities or other property) that thereafter may be made the subject of Options,

(ii)	the number and type of Common Shares (or other securities or other property) subject to outstanding Options, and

(iii)	the purchase or exercise price with respect to any Option;

provided, however, that the number of Common Shares covered by any Option or to which such Option relates will always be a whole number,

(b)	an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this Section are cumulative,

(c)	the Company will not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a Common Share that would, except for the provisions of this §2.10(c), be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Company, and

(d)	if any questions arise at any time with respect to the Option price or number of Common Shares deliverable upon exercise of an Option in any of the events set out in this §2.10(d), such questions will be conclusively determined by the Company’s Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

ARTICLE 3

SHARE OPTIONS

Subscription Price

3.1 The Subscription Price per Optioned Share will be the greater of:

(a)	the closing price for the Common Shares on the Toronto Stock Exchange on the last trading day before the date of grant of the Option;

(b)	if the Board determines that the Subscription Price determined in §(a) is not a representative price, the weighted average of the trading prices for the Common Shares on the five trading days before the date of grant of the Option;

(c)	if not listed on the Toronto Stock Exchange then as calculated in §(a) and §(b) above by reference to the price on any other stock exchange on which the Common Shares are listed (if more than one, then using the exchange on which a majority of Common Shares are traded); or

(d)	if the Common Shares are not listed on a stock exchange then the price determined by the directors using good faith discretion.

Term of Option

3.2 Except as described in this §3.2, the term of an Option will be such period after the Option Effective Date of the Option, not exceeding 10 years, as the Board determines at the time of granting of the Option. If the Expiry Date for an Option occurs during a Blackout Period applicable to the relevant Optionee, or within five business days after the expiry of a Blackout Period applicable to the relevant Optionee, then the Expiry Date for that Option will be the date that is the tenth business day after the expiry date of the Blackout Period.

Vesting of Option Rights

3.3 Options granted at a particular time may be exercised only

(a)	after the Option Commitment is received by the Optionee from the Chief Financial Officer of the Company, and

(b)	so that the total number of such Options that are and have been exercised does not at any time exceed that proportion of the number of Options so granted that

(i) the number of calendar months that have elapsed after the end of the month in which such Options were granted is of

(ii) 48.

Variation of Vesting Periods

3.4 If the Board determines with respect to an Optionee that it is desirable to grant to the Optionee an Option for which the vesting of rights should be other than as provided in §3.3 or that it is desirable to alter the vesting periods of any particular Option, it may fix the vesting of that Option before or after its grant in such manner as it determines in its discretion.

3.5 In the event of a Change of Control or Take Over Bid, in its discretion the Board may provide in the case of a particular Optionee that the Options held by that Optionee may be exercised by the Optionee in full or in part at any time before the applicable vesting period for those Options.

Limitation on Right to Exercise

3.6 No Option may be exercised after the Optionee, if a Director has ceased to be a Director or if an Employee or other Service Provider has left the employ or service of the Company, except as follows:

(a)	in the case of death of an Optionee, all unvested rights of the Optionee under the Option will be deemed to have become fully vested immediately before the time of such Optionee’s death, and the personal representatives of the Optionee will be entitled to exercise the Option at any time by the earlier of (i) the Expiry Date of the Option, and (ii) the first anniversary of the date on which the Optionee died;

(b)	in the case of an Optionee retiring, all unvested option rights will be deemed to have become fully vested immediately before the time that the Optionee Retired, and the Options held by the Optionee will be exercisable by the earlier of (i) the Expiry Date of the Options, or (ii) the first anniversary of the date on which the Optionee Retired;

(c)	in the case of an Optionee becoming unable to work due to illness, injury or disability whether or not such Optionee is entitled to or in receipt of disability benefits, all option rights will vest, and the Options held by the Optionee will be exercisable, on the same terms as if the Optionee had continued to be a Service Provider;

(d)	in the case of an Optionee resigning his office, or terminating his employment or service, or being dismissed without cause, the option rights that have accrued to such Optionee up to the time of termination will be exercisable within the 30 days after the date of termination; and

(e)	in the case of an Optionee being dismissed from office, employment or service for cause, the Option and all option rights that had accrued to the Optionee to the date of termination will immediately terminate;

but provided that in no event may the term of the Option exceed 10 years. Notwithstanding the provisions of §(d), in its discretion and subject to the receipt of any required Regulatory Approval, the Board may extend the time period for exercise of an Option in the circumstances set out in §(d) and may also permit the option to be exercised in respect of any Options that vest during any agreed upon severance period.

Non-Assignable

3.7 Subject to §3.6(a) or as permitted by applicable regulatory authorities in connection with a transfer to a registered retirement savings plan or registered retirement income fund established by or for the Optionee or under which the Optionee is the beneficiary, an Option may be exercisable only by the Optionee to whom it is granted and will not be assignable.

Eligible Employees

3.8 Individuals who are not Employees of the Company or one of its subsidiary corporations may not be granted Code Stock Options. For purposes of this §3.8, “subsidiary corporation” will have the meaning attributed to that term for purposes of Section 422 of the Code.

Option Commitment

3.9 Upon grant of an Option hereunder, the Chief Financial Officer of the Company will deliver to the Service Provider an Option Commitment detailing the terms of his Option and upon such delivery the Service Provider will be an Optionee in the Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein.

Manner of Exercise

3.10 An Optionee who wishes to exercise his Option may do so by delivering

(a)	a written notice to the Company specifying the number of Optioned Shares being acquired pursuant to the Option, and

(b)	cash or a certified cheque payable to the Company for the aggregate Subscription Price for the Optioned Shares being acquired.

Delivery of Certificate

3.11 Not later than five days after receipt of the notice of exercise and payment in full for the Optioned Shares being acquired, the Company will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares.

ARTICLE 4

GENERAL

Transferability

4.1 The benefits, rights and options accruing to any Optionee under the Plan will not be transferable by an Optionee other than in the manner provided for in the Plan. During the lifetime of an Optionee, all benefits, rights and options may only be exercised by the Optionee or by his guardian or legal representative.

Employment and Services

4.2 Nothing contained in the Plan will confer upon any Optionee any right with respect to employment or provision of services with the Company or a Subsidiary, or interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee’s employment or service at any time. Participation in the Plan by an Optionee will be voluntary.

No Representation or Warranty

4.3 The Company makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of the Plan.

Interpretation

4.4 The Plan will be governed and construed in accordance with the laws of the Province of British Columbia.

Amendment of the Plan

4.5 Subject to any specific limitations contained in the Plan, the Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan.

4.6 Notwithstanding §4.5, the Board may not, without approval of the holders of a majority of the issued and outstanding equity securities of the Company present and voting in person or by proxy at a meeting of holders of such securities, amend the Plan or an Option to:

(a)	increase the number of Common Shares reserved for issuance under the Plan;

(b)	make any amendment that would reduce the Subscription Price of an outstanding Option (including a cancellation and reissue of an Option at a reduced Subscription Price);

(c)	amend or delete §3.2 to extend the term of any Option beyond the Expiry Date of the Option or, except as already contemplated under §3.2, allow for the Expiry Date of an Option to be greater than 10 years;

(d)	permit assignments, or exercises other than by the Optionee, of Options beyond that contemplated by §3.6, except for an amendment that would permit the assignment of an Option for estate planning or estate settlement purposes;

(e)	amend the Plan to provide for other types of compensation through equity issuance, unless the change to the Plan or an Option results from the application of §2.10; and

(f)	amend or delete §2.6(d).

4.7 Without limiting the generality of §4.5, the Board may make the following amendments to the Plan without obtaining shareholder approval:

(a)	amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including without limitation the rules of the Toronto Stock Exchange or any national securities exchange or system on which the Common Shares are then listed or reported, or by any regulatory body having jurisdiction with respect thereto;

(b)	making adjustments to outstanding Options in the event of certain corporate transactions;

(c)	the addition of a cashless exercise feature, payable in cash or securities, whether or not such feature provides for a full deduction of the number of underlying securities from the Plan reserve;

(d)	a change to the termination provisions of a security or the Plan which does not entail an extension beyond the original Expiry Date;

(e)	amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(f)	amendments to the provisions of the Plan respecting the terms and conditions on which options may be granted pursuant to the Plan, including the provisions relating to the Subscription Price, the option period, and the vesting schedule; and

(g)	amendments to the Plan that are of a “housekeeping nature”.

4.8 In addition, in connection with Code Stock Options granted under the Plan, the Board will obtain shareholder approval of a Plan amendment to the extent required by Section

422 of the Code, and any change or adjustment to an outstanding Code Stock Option will not, without the consent of the Optionee, be made in such a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to qualify as an Incentive Stock Option.

No Shareholder Rights

4.9 Neither an Optionee nor the Optionee’s legal representative will be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Common Shares issuable to such Optionee upon the exercise or payment of any Option, in whole or in part, unless and until such Common Shares have been issued in the name of such Optionee or such Optionee’s legal representative without restrictions thereto.

No Rights to Options

4.10 No Service Provider, Optionee or other Person will have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Service Providers, Optionees or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to any Optionee or with respect to different Optionees.

Compliance with Rules and Laws

4.11 The Company will not be required to issue any Common Shares under the Plan unless such issuance is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any stock exchange upon which Common Shares of the Company are listed. The Company will not in any event be obligated to take any action to comply with any such laws, regulations, rules, orders or requirements.

Adoption and Amendment of Plan

4.12 This Plan was adopted on April 18, 2007 and amended on June 20, 2007, May 28, 2008 and May 12, 2009.

ARTICLE 5

RESIDENTS OF CALIFORNIA

5.1 Persons who are residents of the State of California will be subject to the additional terms and conditions set forth on Schedule “A” to the Plan.

SCHEDULE “A”

PROVISIONS APPLICABLE TO RESIDENTS OF CALIFORNIA

This schedule “A” will have application only to optionees who are residents of the State of California on the date of grant of a stock option and only so long as the holder of such stock option remains a resident of the State of California. Notwithstanding any provision contained in the Plan to the contrary, the following terms and conditions will apply to any options granted under the Plan to residents of California, to the extent stated above and required by applicable law:

1. Stock options will have an exercise price which is not less than 100% of the fair value of the stock at the time the option is granted, as determined by the Board, except that the exercise price will be 110% of the fair value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

2. To the extent required by applicable law, options will become exercisable at the rate of at least 20% per year over five years from the date the option is granted. However, in the case of an option granted to officers, directors or consultants of the Company of its parent or subsidiary corporations, the option may become fully exercisable, subject to reasonable restrictions such as continued employment, at any time or during any period established by the Company.

3. Unless employment is terminated for cause as defined by applicable law, the terms of the Plan or option grant or contract of employment, the right to exercise an option in the event of termination of employment, to the extent that the optionee is otherwise entitled to exercise on the date employment terminates, will be:

(a)	six months from the date of termination if termination was caused by death or disability; and

(b)	at least 30 days from the date of termination if termination was caused by other than death or disability;

but in no event will be later than six months from the date of termination as provided in §3.4 of the Plan.

4. No option will be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the plan is approved by the shareholders.

5. Shareholder will approve the Plan within 12 months before or after the date the Plan is adopted. Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares will not be counted in determining whether such approval is obtained.

6. The Company will provide annual financial statements of the Company is each California resident holding an outstanding option under the Plan as required by Section 260.140.46 of Title 10, California Code of Regulations.

SCHEDULE “B”

SHARE OPTION PLAN

OPTION COMMITMENT

Notice is hereby given that, effective this      day of             , 20     (the “Effective Date”) Tekmira Pharmaceuticals Corporation (the “Company”) has granted to                             , an Option to acquire                      Common Shares (“Optioned Shares”) up to 5:00 p.m. Vancouver Time on the      day of             , 20     (the “Expiry Date”) at a Subscription Price of Cdn. $             per share.

Optioned Shares may be acquired as follows:

                        IN ACCORDANCE WITH THE VESTING PROVISIONS SET OUT IN THE PLAN

or

                        AS FOLLOWS

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company’s Share Option Plan, the terms and conditions of which are hereby incorporated herein.

To exercise your Option, deliver a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Subscription Price, to the Company. A certificate for the Optioned Shares so acquired will be issued by the transfer agent as soon as practicable thereafter.

TEKMIRA PHARMACEUTICALS CORPORATION

Chief Financial Officer

SCHEDULE “C”

SHARE OPTION PLAN

OPTION COMMITMENT

CODE STOCK OPTIONS

Notice is hereby given that, effective this      day of             , 20     (the “Effective Date”) Tekmira Pharmaceuticals Corporation (the “Company”) has granted to                             , a Code Stock Option to acquire                      Common Shares (“Optioned Shares”) up to 5:00 p.m. Vancouver Time on the     day of             , 20     (the “Expiry Date”) at a Subscription Price of Cdn. $              per share.

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company’s Share Option Plan (the “Plan”), the terms and conditions of which are hereby incorporated herein. If the Plan has not been or is not approved by the shareholders of the Company within 12 months before or after the adoption of the Plan, this Option will be invalid as a Code Stock Option.

Vesting: Optioned Shares may be acquired as follows:

                IN ACCORDANCE WITH THE VESTING PROVISIONS SET OUT IN THE PLAN

or

                AS FOLLOWS

Term

The term of this Option is      years from the date of grant, unless sooner terminated.

ISO Qualification

To the extent that the aggregate Subscription Price of the shares with respect to which this Option is exercisable for the first time by you during any calendar year (under this Option and all other Code Stock Options you hold) exceeds $100,000, the excess portion will be treated as an Option which does not qualify as a Code Stock Option unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for incentive stock options. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation will be applied on the basis of the order in which such Options are granted.

Termination

Unless otherwise determined by the Board in its discretion, this Option will terminate immediately upon termination for cause or 30 days after cessation of employment with the Company or a related corporation, but in each case not later than the remaining term of this Option. Unless the Board determines otherwise, this Option will also terminate upon the earlier of 6 months after death or the expiration of the remaining term of this Option. However, to qualify for the beneficial tax treatment given Code Stock Options, this Option must in all cases be exercised within three months after termination of employment for reasons other than death or total disability and one year after termination of employment due to total disability and before the expiration date by the personal representatives, heirs or legatees of the deceased Optionee in the case of termination due to death.

Employment will be deemed to not continue beyond the first 90 days of a leave of absence unless the Optionee’s re-employment rights are guaranteed by statute or contract. For purposes of this section, “total disability” means a mental or physical impairment of the Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the Company’s opinion, to perform his or her duties for the company and to be engaged in any substantial gainful activity. Total disability will be deemed to have occurred on the first day after the Company and two independent physicians have furnished their opinion of total disability to the Board.

Exercise

During your lifetime only you can exercise this Option. The Plan also provides for exercise of this Option by the personal representative of your estate or the beneficiary thereof following your death.

10% Shareholders

If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, the exercise price per share of a Code Stock Option will not be less than 110% of the Subscription Price of the Common Shares on the Effective Date and the Option term will not exceed five years. The determination of 10% ownership will be made in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Payment for Shares

This Option may be exercised by the delivery of cash or a certified cheque payable to the Company for the aggregate Subscription Price for the shares being acquired.

Withholding Taxes

As a condition to the exercise of any portion of this Option which does not qualify as a Code Stock Option, you may be requested to make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company will have the right to retain without notice sufficient shares of stock to satisfy the withholding obligation by electing to have the Company or related corporation withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld.

Transfer of Option

This Option is not transferable except by will or by the applicable laws of descent and distribution.

Holding Periods

If an individual subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) sells Optioned Shares obtained upon the exercise of a Code Stock Option within 6 months after the Effective Date, such sale may result in short swing profit recovery under Section 16(b) of the Exchange Act.

In order to obtain certain tax benefits afforded to Code Stock Options under Section 422 of the Code, as amended, you must hold the shares issued upon the exercise of a Code Stock Option for two years after the date of grant of this Option and one year from the date of exercise. You may be subject to the alternative minimum tax at the time of exercise. The Board may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of a Code Stock Option prior to the expiration of such holding periods.

You should obtain tax advice when exercising any Option and prior to the disposition of the shares issued upon the exercise of any Option.

Registration

If you are a resident of the United States, the Optioned Shares issued upon the exercise of this Option will be acquired in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 3(b) and Rule 701 thereof, and you hereby represent that:

(a)	you believe, either alone or with the assistance of professional advisors, that you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of the Optioned Shares;

(b)	you possess sufficient financial resources to be able to bear the risk of investment in the Optioned Shares;

(c)	you will be acquiring the Optioned Shares for investment purposes only and without a current intention of reselling or redistributing the same upon the occurrence or non-occurrence of a predetermined event and understand that the Optioned Shares have not been, and may never be, registered under the Act and, therefore, cannot be sold unless subsequently registered under the Act or an exemption from registration is available;

(d)	you have spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Company for the purpose of asking questions of, and receiving answers and information from, such representatives concerning your investment in the Optioned Shares; and

(e)	you understand that the Company will rely upon the representations set forth herein to claim exempt status under the Act.

To exercise your Option, deliver a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Subscription Price, to the Company. A certificate for the Optioned Shares so acquired will be issued by the transfer agent as soon as practicable thereafter.

Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Option Commitment and return it to the undersigned.

ACCEPTANCE AND ACKNOWLEDGEMENT

I, a resident of the State of             , accept the code stock option described above and in Tekmira Pharmaceuticals Corporation’s Share Option Plan (the “Plan”), and acknowledge receipt of a copy of this Option Commitment and a copy of the Plan. I have read and understand the Plan.

Dated:
(Name)

Address

Taxpayer I.D. Number

By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Option Commitment and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Option Commitment and the Plan.

Date:

Spouse’s Signature

Printed Name

By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Option Commitment.

Date:

Optionee’s Signature

NOTICE OF EXERCISE OF CODE STOCK OPTION

To:

I, a resident of the State of                      hereby exercise my Code Stock Option granted by Tekmira Pharmaceuticals Corporation (the “Company”) on             , 20    , subject to all the terms and provisions thereof and of the Share Option Plan (the “Plan”), referred to therein and notify the Company of my desire to purchase      shares of Common Shares of the Company (the “Securities”) at the subscription price of Cdn. $         per share which were offered to me pursuant to said Option.

I hereby represent and warrant that:

(a)	I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities;

(b)	I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and

(c)	I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

I am aware that the Securities have not been registered under the Federal Securities Act of 1933 (the “Act”) or any state securities laws, pursuant to exemptions(s) from registration. I understand that the reliance by the Company on such exemption(s) is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that I am purchasing the Securities for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Securities.

I understand that because the Securities have not been registered under the Act, I must continue to bear the economic risk of the investment of an indefinite time and the Securities cannot be sold unless the Securities are subsequently registered or an exemption from registration is available.

I agree that I will in no event sell or distribute all or any part of the Securities unless:

(d)	there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving the Securities; or

(e)	the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate(s) for the Securities stating that the Securities have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Securities until the Securities may be legally resold or distributed.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Securities by me. I understand that the Company has no obligation to me to register the Securities with the SEC and has not represented to me that it will register the Securities.

I am advised, prior to my purchase of the Securities, that neither the offering of the Securities nor any offering materials have been reviewed by any administrator under the Act or any other applicable Securities Act (the “Acts”) and that the Securities have not been registered under any of the Acts and therefore cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

Name	Date

Address

Taxpayer I.D. Number

RECEIPT

                             hereby acknowledges receipt from                              in payment for      shares of Common Shares of Tekmira Pharmaceuticals Corporation, a                              corporation of                              in the form of cash.

Cash

Certified Cheque

Date:

FMV on such date:	For: